Exhibit 99-1

CUREDM GROUP HOLDINGS, LLC

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 AND 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members’ of

CureDM Group Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CureDM Group Holdings, LLC (“Company”) as of December 31, 2017 and 2016, and the related statements of operations and members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited cash resources, cash used in operations, has not generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2016.

New York, New York

April 30, 2018

CureDM Group Holdings, LLC

Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current assets:
Cash	$3,592	$207,013
Prepaid expenses	—	24,773
Total current assets	3,592	231,786

Property and equipment, net of accumulated depreciation of $520 and $411, respectively	273	382

Other assets:
Patents, net of accumulated amortization of $685,705 and $567,591, respectively	234,122	352,236

Total assets	$237,987	$584,404

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$164,207	$13,017
Total current liabilities	164,207	13,017

Commitments and contingencies	—	—

MEMBERS’ EQUITY
Members’ equity	73,780	571,387

Total liabilities and members’ equity	$237,987	$584,404

The accompanying notes are an integral part of these financial statements.

CureDM Group Holdings, LLC

Statements of Operations and Members’ Equity

For the Years Ended December 31, 2017 and 2016

	2017	2016

REVENUE:
Grant Revenue	$1,907	$—
OPERATING EXPENSES:
General and administrative expenses	363,734	127,590
Research and development	17,594	30,777
Amortization and depreciation	118,223	125,189
Total operating expenses	499,551	283,556

Net loss from operations	(497,644)	(283,556)

Other income:
Interest income	37	404

Net loss	(497,607)	(283,152)

Preferred Series A dividend	367,000	352,000

Net Loss attributable to common units	$(864,607)	$(635,152)

Members’ equity, beginning of year	$571,387	$854,539

Net loss for the year	(497,607)	(283,152)

Members’ equity, end of year	$73,780	$571,387

The accompanying notes are an integral part of these financial statements.

CureDM Group Holdings, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(497,607)	$(283,152)

Adjustments to reconcile net loss to cash used in operating activities:
Amortization and depreciation	118,223	125,189
Changes in operating assets and liabilities:
Prepaid expenses	24,773	(24,773)
Accounts payable and accrued liabilities	151,190	686
Net cash used in operating activities	(203,421)	(182,050)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for patents	—	(82,088)
Purchase of equipment	—	(793)
Net cash used in investing activities	—	(82,881)

CASH FLOWS FROM FINANCING ACTIVITIES:	—	—

Net decrease in cash	(203,421)	(264,931)

Cash, beginning of year	207,013	471,944

Cash, end of year	$3,592	$207,013

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$—	$—
Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CureDM Holdings, LLC (the “Company”) was incorporated under the laws of the State of Delaware on March 1, 2010. The Company is a biopharmaceutical company established to develop new therapies that may prevent, ameliorate or reverse diabetes and allow for the discontinuation of insulin.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for annual financial statements.

On February 12, 2018, the Company was acquired through a merger with Boston Therapeutics, Inc., that was effective January 1, 2018. See Note 8.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets and patents. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At December 31, 2017 and 2016, no deposits were held in excess of FDIC limits.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 7 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Patents

Patents are stated at cost and amortized using the straight-line method over their estimated useful lives of 5 years. When retired or otherwise disposed, the related carrying value and accumulated amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Long-Lived Assets

The Company follows Accounting Standards Codification 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable and other assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2017 and 2016, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $17,594 and $30,777 for the years ended December 31, 2017 and 2016, respectively.

Income taxes

The Company has elected to be treated under the Internal Revenue Code as a Limited Liability Company (LLC). As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with Code Section 704. Historically, the Company has allocated 100% of the operating losses to the Series A Preferred Unit Holder.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2017, the Company had cash of $3,592. During the year ended December 31, 2017, the Company used net cash in operating activities of $203,421. The Company has not yet generated any significant revenues and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Subsequent to December 31, 2017, the Company was acquired through a merger with Boston Therapeutics, Inc.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company has property and equipment that consists of office furniture. The depreciation is calculated using the straight line method over the life of the property. All property has a useful life of 7 years. The following table summarizes these assets as of December 31, 2017 and 2016:

	2017	2016
Office furniture	$793	$793
Less accumulated deprecation	(520)	(411)
Property and equipment, net	$273	$382

During the year ended December 31, 2017 and 2016, depreciation expense charged to operations was $109 and $411, respectively.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

NOTE 5 – PATENT COSTS

Intangible assets with finite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are not amortized, but are tested for impairment annually. The Company’s intangible assets with finite lives are patent costs, which are amortized over their economic or legal life, whichever is shorter.

A summary of patent costs for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016

Patent costs, beginning of year	$919,827	$837,739
Additions	—	82,088

Patent costs, end of year	919,827	919,827
Accumulated amortization	(685,705)	(567,591)

Patent costs, net	$234,122	$352,236

The amortization for the year ended December 31, 2017 and 2016 was $118,114 and $124,778, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company may, from time to time, become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 7 - MEMBERS EQUITY

In accordance with the Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”), dated March 19, 2010, the authorized capital of the Company consists of 48,086,626 Units, of which (i) 25,000,000 Units shall be designated Series A Preferred Units, (ii) 22,348,931 Units shall be designated Series A Common Units, (iii) 195,000 Units shall be designated Series B Common Units, (iv) 116,795 Units shall be designated Series C Common Units, (v) 107,500 Units shall be designated Series D Common Units, and (vi) 318,000 Units shall be designated Series E Common Units.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

NOTE 7 - MEMBERS EQUITY (continued)

As of December 31, 2017 and 2016, the following Units were issued and outstanding:

Series A Preferred Units - 25,000,000

Series A Common Units - 22,348,931

Series B Common Units -      195,000

Series C Common Units -      116,795

Series D Common Units -      107,500

Series E Common Units -       318,000

The Series A Preferred Units has an aggregate Preference Amount of $13,270,095 which accrues a Preferred Return of eight percent (8%) per annum, cumulative and compounded annually. Since issuance in 2010, the Company has made payments of approximately $10 million to reduce the Preference Amount and Unsatisfied Preferred Return. As of December 31, 2017 and 2016, the aggregate amount of Unsatisfied Preferred Returns and Preference Amount outstanding was $4,960,000 and $4,593,000, respectively. During the years ended December 31, 2017 and 2016, the accrued Preference Return was $367,000 and $352,000, respectively. During the years ended December 31, 2017 and 2016, no payments were made to reduce the Unsatisfied Preference Return or Preference Amount.

In accordance with the Operating Agreement, any cash or property distributions (except for certain tax distributions) shall be distributed to the Members in accordance with the following priorities:

(a)	First, to the holders of Series A Preferred Units to the extent of, and in proportion to, their respective then outstanding Unsatisfied Series A Preferred Return;
(b)	Second, to the holders of Series A Preferred Units to the extent of, and in proportion to, their respective outstanding Series A Preference Amount:
(c)	Third, to the holders of Series A Common Members in proportion to their respective pro rata share of all Series A Common Units then outstanding until the aggregate amounts distributed to the Series A Common Members equals $2,273,696.
(d)	Fourth, to the holders of Series A and B Common Members in proportion to their respective pro rata share of all Series A and B Common Units then outstanding until the aggregate amounts distributed to the Series A Common Members equals $9,750,212.
(e)	Fifth, to the holders of Series A, B and C Common Members in proportion to their respective pro rata share of all Series A, B and C Common Units then outstanding until the aggregate amounts distributed to the Series A Common Members equals $15,782,890.
(f)	Six, to the holders of Series A, B, C and D Common Members in proportion to their respective pro rata share of all Series A, B, C and D Common Units then outstanding until the aggregate amounts distributed to the Series A Common Members equals $29,018,794.
(g)	Thereafter, to the Common Members in proportion to their respective Pro Rata Share of the aggregate of all Common Units then outstanding.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

On February 12, 2018, the Company entered into a Contribution Agreement dated January 1, 2018, with Boston Therapeutics, Inc. (“BTI”) pursuant to which the CureDM Group Members agreed to contribute 100% of the outstanding securities of CureDM Group in exchange for an aggregate of 47,741,140 shares of common stock of the BTI (the “BTI Contribution Shares”) of which 25,000,000 BTI Contribution Shares were delivered at closing and 22,741,140 BTI Contribution Shares (the “Milestone BTI Shares”) shall be delivered in four equal tranches of 5,685,285 BTI Contribution Shares each upon the achievement of specific milestones. The closing of the CureDM Group Contribution occurred on February 12, 2018.

CureDM Group Holdings, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2017 and 2016

Under the agreement, BTI shall use its best efforts to secure a binding commitment to close an equity financing with net proceeds of at least $1,000,000 within 180 days after the closing date. The use of the equity financing proceeds shall be designated as working capital for at least, but not limited to the synthesis of HIP2B clinical material. In the event the equity financing is not closed by the required date, then, if both BTI and CureDM, Inc. mutually agree, (i) this Acquisition Agreement will then be null and void and have no further force and effect and all other rights and liabilities of the parties will terminate without any liability of any party to any other party and (ii) each party shall have released the other party. Further, if such event occurs, the CureDM Members will return all shares to BTI for cancellation.